Exhibit 32.1
Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (Subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code)
Pursuant to section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, chapter 63 of title 18, United States Code), each of the undersigned officers of each of KRATON Polymers LLC, a Delaware limited liability company and Polymer Holdings LLC, a Delaware limited liability company (together, the “Registrants”), does hereby certify, to such officer’s knowledge, that:
The Annual Report on Form 10-K for the fiscal year ended December 31, 2005 (“Form 10-K”) of the Registrants fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 and information contained in the Form 10-K fairly presents, in all material respects, the financial condition and results of operations of the Company.
Dated: March 30, 2006

By:	/s/ George B. Gregory
George B. Gregory
Chief Executive Officer

By:	/s/ Raymond K. Guba
Raymond K. Guba
Vice President and Chief Financial Officer

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